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                                                                    EXHIBIT 1.1




                           MEGO MORTGAGE CORPORATION

                     __% SENIOR SUBORDINATED NOTES DUE 2001

                             UNDERWRITING AGREEMENT

     ______, 1996

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                             UNDERWRITING AGREEMENT

                                                                  ________, 1996
FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
OPPENHEIMER & CO., INC.
c/o FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
1001 19th Street North
Arlington, Virginia  22209

Dear Sirs:

     Mego Mortgage Corporation (the "Company") confirms its agreement with Friedman, Billings, Ramsey & Co., Inc. and Oppenheimer & Co., Inc., as underwriters (collectively, the "Underwriters"), with respect to the sale by the Company and the purchase by the Underwriters of $40,000,000 aggregate principal amount of the Company's __% Senior Subordinated Notes due 2001 (the "Notes"). The Notes will be issued pursuant to an indenture, dated as of ________, 1996 (the "Indenture") between the Company and _____, as trustee (the "Trustee").

     The Company understands that the Underwriters propose to make a public offering of the Notes as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

     The Company has filed with the Securities and Exchange Commission (the "Commission"), a registration statement on Form S-1 (No. 333-13421) and a related preliminary prospectus for the registration of the Notes under the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations thereunder (the "Securities Act Regulations"). The Company has prepared and filed such amendments thereto, if any, and such amended preliminary prospectuses, if any, as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. The registration statement has been declared effective under the Securities Act by the Commission. The registration statement as amended at the time it became effective (including all information deemed to be a part of the registration statement at the time it became effective pursuant to Rule 430A(b) of the Securities Act Regulations) is hereinafter called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is hereinafter called the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the 462(b) Registration Statement. Each prospectus included in the registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Underwriters pursuant to Rule 424(a) of the Securities Act Regulations is hereinafter called the "Preliminary Prospectus." The term "Prospectus" means the final prospectus, as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Securities Act Regulations. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.


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     The Company and the Underwriters agree as follows:

     1. Sale and Purchase: Upon the basis of the warranties and representations and other terms and conditions herein set forth, the Company agrees to sell to each of the Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the respective aggregate principal amount of Notes set forth opposite the name of such Underwriter on Schedule I to this Agreement, in each case at a purchase price of ___% of the principal amount thereof, plus accrued interest, if any, from ___, 1996 to the Closing Time (as defined below). The Underwriters may from time to time increase or decrease the public offering price after the initial public offering to such extent as the Underwriters may determine.

     2. Payment and Delivery: Payment of the purchase price for the Notes shall be made to the Company by wire transfer or certified or official bank check payable in federal (same-day) funds at the office of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York 10166 (unless another place shall be agreed upon by the Underwriters and the Company) against delivery of the certificates for the Notes to you for your account. Such payment and delivery shall be made at 10:00 a.m., New York City time, on the third (fourth, if pricing occurs after 4:30 p.m. New York City time) business day after the date hereof (unless another time, not later than ten business days after such date, shall be agreed to by the Underwriters and the Company). The time at which such payment and delivery are actually made is hereinafter sometimes called the "Closing Time." Certificates for the Notes shall be delivered to the Underwriters in definitive form registered in such names and in such denominations as the Underwriters shall specify. For the purpose of expediting the checking of the certificates for the Notes by the Underwriters, the Company agrees to make such certificates available to the Underwriters for such purpose at least one full business day preceding the Closing Time.

     3. Representations and Warranties of the Company: The Company represents and warrants to each Underwriter that:

           (a) each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with;

           (b) the Registration Statement complies and the Prospectus and any further amendments or supplements thereto will, when they become effective or are filed with the Commission, as the case may be, comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and the rules and regulations thereunder (the "Trust Indenture Act Regulations"); the Registration Statement did not, and any amendment thereto will not, in each case as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus


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      and any amendment or  supplement thereto will not, as of the applicable filing date and at Closing Time, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters to the Company expressly for use in the Registration Statement or the Prospectus;

           (c) the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T;

           (d) the Company had at the date indicated the duly authorized and outstanding capitalization set forth in the Prospectus under the caption "Capitalization"; all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; the Company is a corporation duly organized and validly existing under the laws of the State of Delaware, with full power and authority to own its properties and conduct its business as described in the Registration Statement and the Prospectus, and to execute and deliver this Agreement and the Indenture and issue the Notes; the Company has no subsidiaries;

           (e) except as disclosed in the Registration Statement and the Prospectus with respect to the possible termination of servicing rights, the Company is not in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), its certificate of incorporation or by-laws or in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company is a party or by which it is bound, except for such breaches or defaults which would not have a material adverse effect on the operations, business or condition of the Company, and the execution, delivery and performance of this Agreement and the Indenture and the issuance of the Notes and consummation of the transactions contemplated hereby and thereby will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of the certificate of incorporation or by-laws of the Company, or (ii) any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company is a party or by which it or its properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company, except in the case of this clause (ii) for such breaches or defaults which would not have a material adverse effect on the operations, business or condition of the Company;

           (f) the Indenture has been duly authorized by the Company and when executed and delivered by the Company and the Trustee will be a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by


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      bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity;

           (g) the Notes have been duly authorized by the Company and when executed by the Company, authenticated by the Trustee and delivered against payment therefor as contemplated by this Agreement, will constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms and entitled to the benefits of the Indenture, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity;

           (h) this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity, and except to the extent that the indemnification provisions of
      Section 8 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

           (i) the Notes and the Indenture conform in all material respects to the description thereof contained in the Registration Statement and Prospectus;

           (j) no approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the execution, delivery and performance of the Indenture and the sale of the Notes as contemplated hereby other than (A) such as have been obtained or made, or will have been obtained or made at the Closing Time, under the Securities Act and the Trust Indenture Act, and (B) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Notes are being offered by the Underwriters;

           (k) Deloitte & Touche LLP, whose reports on the financial statements of the Company are filed with the Commission as part of the Registration Statement and Prospectus, are independent public accountants as required by the Securities Act and the Securities Act Regulations;

           (l) the Company has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct its business, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals would not, alone or in the aggregate, have a material adverse effect on the business, properties, prospects, results of operations or condition of the Company; the Company is not in violation of, or in default under, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the

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      Company the effect of which could be material and adverse to the business, properties, prospects, results of operations or condition of the Company;

           (m) all legal or governmental proceedings, contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required;

           (n) except as disclosed in the Registration Statement and the Prospectus with respect to the Commission's investigation of Mego Financial Corp. (the Company's parent), there are no actions, suits or proceedings pending or, to the Company's knowledge, threatened against the Company or any of its properties, at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which could result in a judgment, decree or order having a material adverse effect on the business, condition, prospects or property of the Company;

           (o) the financial statements, including the notes thereto, included in the Registration Statement and the Prospectus present fairly the financial position of the Company as of the dates indicated and the results of operations and changes in financial position and cash flow of the Company for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved (except as indicated in the notes thereto);

           (p) subsequent to the effective date of the Registration Statement and the date of the Prospectus, and except as may be otherwise stated in the Registration Statement or Prospectus, there has not been (A) any material and unfavorable change, financial or otherwise, in the business, properties, prospects, results of operations or condition (financial or otherwise), present or prospective, of the Company, (B) any transaction, other than in the ordinary course of business, which is material to the Company, contemplated or entered into by the Company or (C) any obligation, contingent or otherwise, directly or indirectly incurred by the Company, other than in the ordinary course of business, which is material to the Company;

           (q) the Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom;

           (r) the Company is not, and upon the sale of the Notes as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus under the caption "Use of Proceeds," will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act");

           (s) there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act;

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           (t) any certificate signed by any officer of the Company delivered to the Underwriters or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby; and

           (u) The Company has prepared and filed with the Commission a registration statement on Form S-1 (No. 333-12443) including a prospectus (including any amendments or supplements thereto, the "Common Stock Registration Statement") registering up to 2,300,000 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), in connection with the proposed public offering of the Common Stock.

     4. Certain Covenants of the Company:  The Company hereby agrees with each
Underwriter:

           (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Notes for offering and sale under the securities or blue sky laws of such states as the Underwriters may designate and to maintain such qualifications in effect as long as required for the distribution of the Notes, provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state or subject itself to taxation as doing business in any jurisdiction (except service of process with respect to the offering and sale of the Notes);

           (b) to prepare the Prospectus in a form approved by the Underwriters and file such Prospectus with the Commission pursuant to Rule 424(b) not later than 10:00 a.m. (New York City time), on the second business day following the execution and delivery of this Agreement and to furnish promptly (and with respect to the initial delivery of such Prospectus, not later than 10:00 a.m. (New York City time) on the day following the execution and delivery of this Agreement) to the Underwriters as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T;

           (c) to advise the Underwriters promptly and (if requested by the Underwriters) to confirm such advice in writing, when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective under the Securities Act Regulations;

           (d) to advise the Underwriters promptly, confirming such advice in writing, of (i) the happening of any event known to the Company within the time during which a Prospectus relating to the Notes is required to be delivered under the Securities Act Regulations which, in the judgment of the Company, would require the making of any




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      change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, (ii) any request by the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto, or (iii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; to prepare and furnish, at the Company's expense, to the Underwriters promptly any proposed amendments or supplements to the Registration Statement or Prospectus as may be necessary and to file no such amendment or supplement to which the Underwriters shall reasonably object in writing;

           (e) to furnish to the Underwriters for a period of five years from the date of this Agreement (i) copies of all annual, quarterly and current reports supplied to holders of the Notes, (ii) copies of all reports filed by the Company with the Commission and (iii) such other information as the Underwriters may reasonably request regarding the Company;

           (f) to furnish promptly to the Underwriters three signed copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) and such number of conformed copies of the foregoing as the Underwriters may reasonably request;

           (g) to apply the net proceeds from the sale of the Notes in the manner set forth under the caption "Use of Proceeds" in the Prospectus;

           (h) to pay all expenses, fees and taxes (other than any transfer taxes and the fees and disbursements of counsel for the Underwriters except as set forth under Section 5 hereof and clauses (iii) and (iv) below) in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the preparation, issuance, execution, authentication and delivery of the Notes, (iii) the printing of this Agreement and any dealer agreements, and the reproduction and/or printing and furnishing of copies of each thereof to dealers (including costs of mailing and shipment), (iv) the qualification of the Notes for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any filing for review of the public offering of the Notes by the NASD, (vi) the fees and expenses of any transfer agent

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      or registrar for the Notes, (vii) any fees payable to investment rating agencies with respect to the Notes and (viii) the performance of the Company's other obligations hereunder;

           (i) to furnish to the Underwriters, during the period referred to in clause (i) of paragraph (d) above, not less than two business days before filing with the Commission subsequent to the effective date of the Prospectus, a copy of any document proposed to be filed with the Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

           (j) to make generally available to its Note holders as soon as practicable after the effective date of the Registration Statement an earning statement (in form, at the option of the Company, complying with the provisions of Rule 158 under the Securities Act) covering a period of 12 months beginning after the effective date of the Registration Statement.

     5. Reimbursement of the Underwriters' Expenses: If the Notes are not delivered for any reason other than the termination of this Agreement pursuant to the first two paragraphs of Section 7 hereof or the default by the Underwriters in their obligations hereunder, the Company shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses relating to the transactions contemplated hereby, including the reasonable fees and disbursements of their counsel.

     6. Conditions of the Underwriters' Obligations: The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the Closing Time, the performance by the Company of its obligations hereunder and to the following conditions:

           (a) The Company shall furnish to the Underwriters at the Closing Time an opinion of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A., counsel for the Company, addressed to the Underwriters and dated the Closing Time and in form satisfactory to Gibson, Dunn & Crutcher LLP, counsel for the Underwriters, stating that:

                 (i) the Company has been duly incorporated and is validly
            existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own its properties and to conduct its business and to execute and deliver this Agreement and the Indenture and to issue the Notes;

                 (ii) the Company is duly qualified or licensed by and is in good standing in each jurisdiction in which the character or location of its assets or properties or the nature of its business makes such qualification necessary and in which the failure, individually or in the aggregate, to be so licensed or qualified could have a material adverse effect on the operations, business or condition of the Company;

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                 (iii) this Agreement has been duly authorized, executed and delivered by the Company;

                 (iv) the Indenture has been duly authorized, executed and
            delivered by the Company, and, assuming due authorization, execution and delivery by the Trustee, is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity; the Indenture has been duly qualified under the Trust Indenture Act;

                 (v) the Notes have been duly authorized, executed and
            delivered by the Company and, assuming due authentication thereof by the Trustee and upon payment therefor and delivery in accordance with this Agreement, will be legal, valid and binding obligations of the Company enforceable in accordance with their terms and entitled to the benefits of the Indenture, except as may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general principles of equity;

                 (vi) the Company has an authorized capitalization as set forth in the Registration Statement and the Prospectus; the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, and, to the best of such counsel's knowledge, the Company has no subsidiaries;

                 (vii) the Notes and the Indenture conform in all material
            respects to the descriptions thereof contained in the Registration Statement and Prospectus;

                 (viii) the statements under the captions "Management's
            Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources," "Business - Government Regulation," "Management-Employment Agreement," "Management-Company Stock Option Plan," "Certain Transactions" and "Description of the Notes" in the Registration Statement and the Prospectus, insofar as such statements constitute a summary of the legal matters or documents referred to therein, constitute accurate summaries thereof in all material respects and accurately present the information called for with respect to such matters or documents;

                 (ix) as of the effective date of the Registration Statement, the Registration Statement and the Prospectus (except as to the financial statements and other financial and statistical data contained therein, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Securities Act Regulations;

                 (x) the Registration Statement has become effective under the
            Securities Act and, to the best of such counsel's knowledge, no stop order



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

            suspending the effectiveness of the Registration Statement has been issued and no proceedings with respect thereto have been commenced or threatened;

                 (xi) no approval, authorization, consent or order of or filing with any federal, or to such counsel's knowledge, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the execution and delivery of the Indenture and the sale and delivery of the Notes by the Company as contemplated hereby other than such as have been obtained or made under the Securities Act and the Trust Indenture Act and except that such counsel need express no opinion as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Notes are being offered by the Underwriters;

                 (xii) the execution, delivery and performance of this
            Agreement and the Indenture and the issuance of the Notes by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of or default under), (i) any provisions of the certificate of incorporation or by-laws of the Company, (ii) any provision of any material license, indenture, mortgage, deed of trust, bank loan, credit agreement or other agreement or instrument known to such counsel to which the Company is a party or by which it or its properties may be bound or affected, or (iii) the Securities Act or the rules and regulations of the Commission or any other federal law or any decree, judgment or order applicable to the Company, except in the case of clause (ii) for such conflicts, breaches or defaults which have been waived or which individually or in the aggregate would not have a material adverse effect on the operations, business or condition of the Company;

                 (xiii) to such counsel's knowledge, there are no contracts, licenses, agreements, leases or documents of a character which are required to be filed as exhibits to the Registration Statement or to be summarized or described in the Prospectus which have not been so filed, summarized or described;

                 (xiv) to such counsel's knowledge, except as disclosed in the
            Registration Statement and the Prospectus with respect to the possible termination of servicing rights, the Company is not in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), any license, indenture, mortgage, deed of trust, bank loan or credit agreement or any other agreement or instrument to which the Company is a party or by which it or its properties may be bound or affected or under any law, regulation or rule or any decree, judgment or order applicable to the Company, except such breaches or defaults which would not have a material adverse effect on the operations, business or condition of the Company;


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

                 (xv) to such counsel's knowledge, except as disclosed in the
            Registration Statement and the Prospectus with respect to the Commission's investigation of Mego Financial Corp., there are no actions, suits or proceedings pending or threatened against the Company or any of its properties, at law or in equity or before or by any commission, board, body, authority or agency which are required to be described in the Prospectus but are not so described;

                 (xvi) the form of certificate used to evidence the Notes
            complies in all material respects with all applicable statutory requirements and with any applicable requirements of the certificate of incorporation and by-laws of the Company;

                 (xvii) to the best of such counsel's knowledge, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act; and

                 (xviii) the Company is not, and will not become upon and as a result of the sale of the Notes and the application of the net proceeds therefrom as described in the Prospectus under the caption "Use of Proceeds," an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

           In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement and Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus (except as and to the extent stated in subparagraphs (vii) and (viii) above), on the basis of the foregoing nothing has come to the attention of such counsel that causes them to believe that either the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that, in each case, such counsel need express no view with respect to the financial statements and other financial and statistical data included in the Registration Statement or Prospectus).

           (b) The Underwriters shall have received from Deloitte & Touche LLP, letters dated, respectively, as of the date of this Agreement and the Closing Time, as the case may be, and addressed to the Underwriters in the forms heretofore approved by the Underwriters.

           (c) The Underwriters shall have received at the Closing Time the favorable opinion of Gibson, Dunn & Crutcher LLP, counsel for the Underwriters, dated the Closing Time, in form and substance satisfactory to the Underwriters.

           (d) No amendment or supplement to the Registration Statement or Prospectus shall have been filed to which the Underwriters shall have objected in writing.

           (e) Prior to the Closing Time (i) no stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus or Prospectus shall have been issued by the Commission, and no suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, has occurred; and (ii) the Registration Statement and all amendments thereto, or modifications thereof, if any, and the Prospectus and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

           (f) Between the time of execution of this Agreement and the Closing Time (i) no material and unfavorable change, financial or otherwise (other than as disclosed in the Registration Statement and Prospectus), in the business, condition or prospects of the Company shall occur or become known and (ii) no transaction which is material and unfavorable to the Company shall have been entered into by the Company.

           (g) The Company will, at the Closing Time, deliver to the Underwriters a certificate of two of its executive officers to the effect that, to each of such officer's knowledge, the representations and warranties of the Company set forth in this Agreement and the conditions set forth in paragraph (e) and paragraph (f) have been met and are true and correct as of such date.

           (h) The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

           (i) The Company shall have furnished to the Underwriters such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus or any amendment or supplement thereto as of the Closing Time as the Underwriters may reasonably request.

           (j) The Company shall perform such of its obligations under this Agreement as are to be performed by the terms hereof at or before the Closing Time.

           (k) The Common Stock Registration Statement registering the Common Stock shall have become effective under the Securities Act, and no stop order suspending the effectiveness of the Common Stock Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or be threatened, pending or contemplated, and the offering of the Common Stock shall have been consummated as contemplated in the Common Stock Registration Statement at the Closing Time.

     7. Termination: The obligations of the Underwriters hereunder shall be subject to termination in the absolute discretion of the Underwriters, at any time prior to the Closing Time, if trading in securities on the New York Stock Exchange shall have been suspended or minimum prices shall have been established on the New York Stock Exchange, or if a banking moratorium shall have been declared either by the United States or New York State authorities, or if the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on the financial markets of the United States as, in the judgment of the Underwriters, to make it impracticable to market the Notes.

     If the Underwriters elect to terminate this Agreement as provided in this
Section 7 the Company shall be notified promptly by letter or telegram.

     If the sale to the Underwriters of the Notes, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(h), 5 and 8 hereof) and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 8 hereof).

     8. Indemnity by the Company and the Underwriters:

           (a) The Company agrees to indemnify, defend and hold harmless each Underwriter, and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 8 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or Prospectus or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, except insofar as any such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by the Underwriters to the Company expressly for use in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in either such Registration Statement or Prospectus or necessary to make such information not misleading.

           If any action is brought against any Underwriter or controlling person in respect of which indemnity may be sought against the Company pursuant to the preceding paragraph, such Underwriter shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment of counsel and payment of expenses. The Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel for the Underwriters or controlling persons in any one action or series of related actions in the same jurisdiction representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent.

           (b) Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless the Company, its directors and officers and any person who controls the Company within the meaning of
      Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any loss, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by the Underwriters to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated either in such Registration Statement or Prospectus or necessary to make such information not misleading.

           If any action is brought against the Company or any such person in respect of which indemnity may be sought against the Underwriters pursuant to the foregoing paragraph, the Company or such person shall promptly notify the Underwriters in writing of the institution of such action and the Underwriters shall assume the defense of such action, including the employment of counsel and payment of expenses. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by the Underwriters in connection with the defense of such action or the Underwriters shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Underwriters (in which case the Underwriters shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Underwriters and paid as incurred (it being understood, however, that the Underwriters shall not be liable for the expenses of more than one separate counsel in any one action or series of related actions in the same jurisdiction representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, no Underwriter shall be liable for any settlement of any such claim or action effected without its written consent.

           (c) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under subsections (a) and (b) of this
      Section 8 in respect of any losses, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Notes or
      (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the underwriting discounts and commissions received by the Underwriters. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

           (d) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such

      Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

           (e) The indemnity and contribution agreements contained in this
      Section 8 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Underwriters, or any person who controls the Underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors and officers or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Notes. The Company and the Underwriters agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company's officers and directors, in connection with the sale and delivery of the Notes, or in connection with the Registration Statement or Prospectus.

     9. Substitution of Underwriters. If one or more of the Underwriters shall fail (other than for a reason sufficient to justify the cancellation or termination of this Agreement under Section 7) to purchase at the Closing Time the Notes agreed to be purchased at the Closing Time by such Underwriter or Underwriters, the other Underwriter may find one or more substitute underwriters to purchase such Notes or make such other arrangements as such other Underwriter may deem advisable or such other Underwriter may agree to purchase such Notes, in each case upon the terms set forth in this Agreement. If no such arrangements have been made by the close of business on the business day following the Closing Time,

           (a) if the aggregate principal amount of Notes to be purchased by the defaulting Underwriter at the Closing Time shall not exceed 10% of the aggregate principal amount of Notes that all the Underwriters are obligated to purchase at the Closing Time, then the nondefaulting Underwriter shall be obligated to purchase such Notes on the terms herein set forth; provided, that in no event shall the aggregate principal amount of Notes that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 9 by more than one-ninth of such aggregate principal amount of Notes without the written consent of such Underwriter, or

           (b) if the aggregate principal amount of Notes to be purchased by the defaulting Underwriters at the Closing Time shall exceed 10% of the aggregate principal amount of Notes that all the Underwriters are obligated to purchase at the Closing Time, then the Company shall be entitled to an additional business day within which it may, but is not obligated to, find one or more substitute underwriters reasonably satisfactory to the Underwriters to purchase such Notes upon the terms set forth in this Agreement.

     In any such case, either the Underwriters or the Company shall have the right to postpone the Closing Time for a period of not more than five business days in order that necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement or Prospectus) may be effected by the Underwriters and the Company. If the aggregate principal amount of Notes to be purchased at the Closing Time by such defaulting Underwriter or Underwriters shall exceed 10% of the aggregate principal amount of Notes that all the Underwriters are obligated to purchase at the Closing Time, and neither the nondefaulting Underwriter nor the Company shall make arrangements pursuant to this Section within the period stated for the purchase of the Notes that the defaulting Underwriter agreed to purchase, this Agreement shall terminate with respect to the Notes to be purchased at the Closing Time without liability on the part of any nondefaulting Underwriter to the Company and without liability on the part of the Company, except in both cases as provided in Sections 5, 7 and 8. The provisions of this Section shall not in any way affect the liability of any defaulting Underwriter to the Company or the nondefaulting Underwriter arising out of such default. A substitute underwriter hereunder shall become an Underwriter for all purposes of this Agreement.

     10. Notices: Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to Friedman, Billings, Ramsey & Co., Inc., 1001 19th Street North, Arlington, Virginia 22209, Attention: Compliance Department; if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company at 1000 Parkwood Circle, Suite 500, Atlanta, Georgia 30339, Attention:
Executive Vice President.

     11. GOVERNING LAW; HEADINGS: THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

     12. Parties at Interest: The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and the controlling persons, directors and officers referred to in Section 8 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

     13. Counterparts: This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties.

     If the foregoing correctly sets forth the understanding among the Company and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this letter shall constitute a binding agreement between the Company and the Underwriters.

                                   Very truly yours,

                                   MEGO MORTGAGE CORPORATION



                                    By
                                      -------------------------------
                                       Title:


Accepted and agreed to as
of the date first above
written:


FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
on behalf of itself and Oppenheimer & Co., Inc.
By
  -------------------------------------
  Title:

                                   SCHEDULE I





                                        Aggregate Principal Amount
Underwriter                              of Notes to be Purchased
-----------                             --------------------------
Friedman, Billings, Ramsey & Co., Inc.
Oppenheimer & Co., Inc................
                                               -----------
                      Total...........         $40,000,000
                                               ===========